UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 19, 2024

JACK HENRY & ASSOCIATES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	0-14112	43-1128385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

663 Highway 60, P.O. Box 807, Monett, MO 65708
(Address of Principal Executive Offices) (Zip Code)

417-235-6652
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	JKHY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;     Compensatory Arrangements of Certain Officers.
On January 19, 2024, the Board of Directors (the “Board”) of Jack Henry & Associates, Inc. (the “Company”) adopted a transition plan pursuant to which Gregory R. Adelson will be appointed Chief Executive Officer and President of the Company, effective July 1, 2024. Mr. Adelson currently serves as Chief Operating Officer and President of the Company.
In connection with Mr. Adelson’s appointment, David B. Foss, who currently serves as Board Chair and Chief Executive Officer, will resign from his role as Chief Executive Officer and assume the role of Executive Board Chair, effective July 1, 2024.
The Human Capital & Compensation Committee of the Board will determine the compensation to be paid to Mr. Adelson and Mr. Foss as part of the Committee’s annual review of executive compensation.
Any information required by Items 401(b), (d) and (e) and Item 404(a) of Regulation S-K is disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on October 5, 2023.
Additional information regarding the transition plan is detailed in the Company’s press release dated January 22, 2024, the text of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
Exhibits

Exhibit No.     Description
99.1                  Press Release dated January 22, 2024
104                 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK HENRY & ASSOCIATES, INC.
(Registrant)

Date:	January 22, 2024	/s/ Mimi L. Carsley
Mimi L. Carsley
Chief Financial Officer and Treasurer